Exhibit 99.1

NEWS RELEASE July 21, 2016

Contacts: Dan Schlanger, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS SECOND QUARTER 2016 RESULTS AND RAISES OUTLOOK FOR FULL YEAR 2016

July 21, 2016 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the quarter ended June 30, 2016.
"With the backdrop of a healthy leasing environment, we were able to deliver strong operating and financial results in the second quarter and increase our Outlook for full year 2016," stated Jay Brown, Crown Castle’s Chief Executive Officer. "Our leading position in U.S. wireless infrastructure positions us to continue to benefit as wireless carriers upgrade and enhance their networks to meet increasing demand for wireless connectivity. This increasing demand, coupled with our ability to make investments with attractive returns, gives us confidence in our goal of growing dividends per share by 6% to 7% annually over the next several years."

RESULTS FOR THE QUARTER
In response to recent public comments and guidance by the Securities and Exchange Commission ("SEC") regarding the use of certain financial measures, Crown Castle has adjusted the presentation of its quarterly information as set forth in this press release and the supplemental materials referenced below.
The table below sets forth select financial results for the three month period ended June 30, 2016. For further information, refer to the financial statements and non-GAAP and other calculation reconciliations included in this press release.

(in millions)	Actual				Midpoint Q2 2016 Outlook(b)	Actual Compared to Outlook
	Q2 2016	Q2 2015	$ Change	% Change
Site rental revenues	$805	$737	+$68	9%	$804	+$1
Site rental gross margin	$552	$500	+$52	10%	$550	+$2
Net income (loss)	$86	$1,154	-$1,068	-93%	$99	-$13
Adjusted EBITDA(a)	$550	$521	+$29	6%	$546	+$4
AFFO(a)(c)	$392	$342	+$50	15%	$392	+$1
Weighted-average common shares outstanding - diluted	339	334	+5	1%	338	+1
Note: Figures may not tie due to rounding

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	As issued on April 21, 2016.

(c)	Attributable to CCIC common stockholders.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 2

HIGHLIGHTS FROM THE QUARTER

•
Site rental revenues. Site rental revenues grew approximately 9%, or $68 million, from second quarter 2015 to second quarter 2016, inclusive of approximately $49 million in Organic Contribution to Site Rental Revenues plus $34 million in contributions from acquisitions and other items, less a $15 million reduction in straight-line revenues. The $49 million in Organic Contribution to Site Rental Revenues represents approximately 7% growth, comprised of approximately 9.5% growth from new leasing activity and contracted tenant escalations, net of approximately 2.5% from tenant non-renewals.

•
Net income (loss). Net income (loss) for second quarter 2015 includes approximately $1.0 billion in gains related to the sale of our Australian subsidiary ("CCAL"). Additionally, during second quarter 2016, Crown Castle incurred approximately $11 million in losses on retirement of long-term obligations related to refinancing activities during the quarter.

•
Capital expenditures. Capital expenditures during the quarter were approximately $200 million, comprised of approximately $19 million of land purchases, approximately $19 million of sustaining capital expenditures and approximately $161 million of revenue generating capital expenditures.

•
Common stock dividend. During the quarter, Crown Castle paid common stock dividends of approximately $299 million in the aggregate, or $0.885 per common share, representing an increase of 8% from the quarterly common stock dividend paid per share in second quarter 2015.

•	Financing activities. During the quarter, Crown Castle issued $1.0 billion in aggregate principal amount of senior unsecured notes, the proceeds of which were used to refinance existing debt.

"In the second quarter, we continued our focus on maintaining a strong balance sheet, as evidenced by our achievement of investment grade credit ratings," stated Dan Schlanger, Crown Castle’s Chief Financial Officer. "Our solid credit profile, underscored by the stability and quality of our cash flows, allows us to both return capital to our shareholders through a significant and growing dividend and invest in growth projects that we believe will generate attractive long-term returns, enhance our long-term growth in dividends per share and reinforce our leadership position in U.S. wireless infrastructure."

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the SEC.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 3

The following table sets forth Crown Castle's current Outlook for third quarter 2016 and full year 2016:

(in millions)	Third Quarter 2016			Full Year 2016
Site rental revenues	$805	to	$810	$3,213	to	$3,233
Site rental cost of operations	$253	to	$258	$1,007	to	$1,027
Site rental gross margin	$549	to	$554	$2,197	to	$2,217
Net income (loss)	$91	to	$111	$318	to	$358
Adjusted EBITDA(a)	$557	to	$562	$2,205	to	$2,225
Interest expense and amortization of deferred financing costs(b)	$127	to	$132	$508	to	$528
FFO(a)(d)	$375	to	$380	$1,421	to	$1,441
AFFO(a)(d)	$400	to	$405	$1,595	to	$1,615
Weighted-average common shares outstanding - diluted(c)	339			341

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(c)
The assumption for third quarter 2016 diluted weighted-average shares outstanding is based on diluted shares outstanding as of June 30, 2016. The assumption for full year 2016 diluted weighted-average shares outstanding is based on (1) diluted shares outstanding as of June 30, 2016 and (2) the assumed conversion of the mandatory convertible preferred stock in November 2016.

(d)	Attributable to CCIC common stockholders.
Full Year 2016 Outlook
The table below compares the results for full year 2015, the midpoint of the current full year 2016 Outlook and the midpoint of the previously provided full year 2016 Outlook for select metrics:

	Midpoint of FY 2016 Outlook to FY 2015 Actual Comparison				Previous Full Year 2016 Outlook(b)	Current Compared to Previous Outlook
($ in millions)	Current Full Year 2016 Outlook	Full Year 2015 Actual	$ Change	% Change
Site rental revenues	$3,223	$3,018	+$205	+7%	$3,220	+$3
Site rental gross margin	$2,207	$2,055	+$152	+7%	$2,204	+$3
Net income (loss)	$338	$1,524	-$1,186	-78%	$375	-$37
Adjusted EBITDA(a)	$2,215	$2,119	+$96	+5%	$2,206	+$9
AFFO(a)(d)	$1,605	$1,437	+$168	+12%	$1,598	+$7
Weighted-average common shares outstanding - diluted(c)	341	334	+7	+2%	340	+1

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	As issued on April 21, 2016.

(c)
The assumption for full year 2016 diluted weighted-average shares outstanding is based on (1) diluted shares outstanding as of June 30, 2016 and (2) the assumed conversion of the mandatory convertible preferred stock in November 2016.

(d)	Attributable to CCIC common stockholders.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 4

•
The chart below reconciles the components of expected growth, at the midpoint, from 2015 to 2016 in site rental revenues of $205 million, including expected Organic Contribution to Site Rental Revenues of approximately $185 million.

•
The expected decrease in net income from 2015 to 2016, at the midpoint, is primarily attributable to the previously referenced sale of CCAL, which generated gains of approximately $1.0 billion during 2015.

•	The chart below reconciles the components of expected growth in AFFO from 2015 to 2016 of approximately $168 million at the midpoint.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 5

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Additional information regarding Crown Castle's expectations for site rental revenue growth, including tenant non-renewals, is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Friday, July 22, 2016, at 10:30 a.m. Eastern time. The conference call may be accessed by dialing 888-218-8170 and asking for the Crown Castle call (access code 5264915) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern time on Friday, July 22, 2016, through 1:30 p.m. Eastern time on Thursday, October 20, 2016 and may be accessed by dialing 888-203-1112 and using access code 5264915. An audio archive will also be available on the company's website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

ABOUT CROWN CASTLE
Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 17,000 miles of fiber supporting small cells, Crown Castle is the nation's largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. For more information on Crown Castle, please visit www.crowncastle.com.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 6

Non-GAAP Financial Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO"), and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO, Organic Contribution to Site Rental Revenues, Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or other REITs. For periods prior to our REIT conversion, our FFO may not be comparable to FFO as defined by the National Association of Real Estate Investment Trusts as a result of the impact of income taxes.
Adjusted EBITDA, AFFO, FFO, and Organic Contribution to Site Rental Revenues, are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

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Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures and exclude the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that the Company uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by the Company. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and customer non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 7

In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
We define our non-GAAP financial measures and other measures as follows:
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of a change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of customer contracts.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of (1) improvements to existing wireless infrastructure and construction of new wireless infrastructure (collectively referred to as "revenue generating") and (2) purchases of land assets under towers as we seek to manage our interests in the land beneath our towers.
Sustaining capital expenditures. We define sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
Segment Network Services and Other Gross Margin. We define Segment Network Services and Other Gross Margin as segment network services and other revenues less segment network services and other cost of operations, excluding stock-based compensation expense recorded in cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment revenues less segment cost of operations and segment general and administrative expenses, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 8

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Twelve Months Ended
	June 30, 2016	June 30, 2015	December 31, 2015
(in millions)
Net income (loss)	$86.1	$1,154.4	$1,524.3
Adjustments to increase (decrease) net income (loss):
Income (loss) from discontinued operations	—	(987.9)	(999.0)
Asset write-down charges	12.0	3.6	33.5
Acquisition and integration costs	3.1	2.4	15.7
Depreciation, amortization and accretion	276.0	253.2	1,036.2
Amortization of prepaid lease purchase price adjustments	5.4	5.1	20.5
Interest expense and amortization of deferred financing costs(a)	129.4	134.5	527.1
Gains (losses) on retirement of long-term obligations	11.5	4.2	4.2
Interest income	(0.1)	(0.3)	(1.9)
Other income (expense)	0.5	(60.0)	(57.0)
Benefit (provision) for income taxes	3.9	(4.1)	(51.5)
Stock-based compensation expense	22.0	16.0	67.1
Adjusted EBITDA(b)	$549.7	$520.9	$2,119.2

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Reconciliation of Current Outlook for Adjusted EBITDA:

	Q3 2016			Full Year 2016
(in millions)	Outlook			Outlook
Net income (loss)	$91	to	$111	$318	to	$358
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$35	to	$45
Acquisition and integration costs	$3	to	$6	$14	to	$19
Depreciation, amortization and accretion	$275	to	$290	$1,107	to	$1,133
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$20	to	$22
Interest expense and amortization of deferred financing costs(a)	$127	to	$132	$508	to	$528
Gains (losses) on retirement of long-term obligations	$0	to	$0	$42	to	$42
Interest income	$(1)	to	$0	$(1)	to	$0
Other income (expense)	$(1)	to	$2	$4	to	$6
Benefit (provision) for income taxes	$3	to	$7	$15	to	$23
Stock-based compensation expense	$21	to	$23	$93	to	$98
Adjusted EBITDA(b)	$557	to	$562	$2,205	to	$2,225

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 9

Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Six Months Ended		For the Twelve Months Ended
(in millions)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015	December 31, 2015
Net income(a)	$86.1	$166.5	$133.9	$278.3	$525.3
Real estate related depreciation, amortization and accretion	269.4	248.9	540.9	496.5	1,018.3
Asset write-down charges	12.0	3.6	19.9	12.2	33.5
Dividends on preferred stock	(11.0)	(11.0)	(22.0)	(22.0)	(44.0)
FFO(b)(c)(d)(e)(f)	$356.4	$408.1	$672.7	$765.0	$1,533.1

FFO (from above)	$356.4	$408.1	$672.7	$765.0	$1,533.1
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(16.2)	(31.3)	(33.5)	(61.9)	(111.3)
Straight-lined expense	23.9	25.0	47.6	49.6	98.7
Stock-based compensation expense	22.0	16.0	52.7	32.8	67.1
Non-cash portion of tax provision	—	(10.8)	1.7	(14.4)	(63.9)
Non-real estate related depreciation, amortization and accretion	6.6	4.2	13.0	8.4	17.9
Amortization of non-cash interest expense	3.8	12.1	8.0	23.8	37.1
Other (income) expense	0.5	(60.0)	3.8	(59.7)	(57.0)
Gains (losses) on retirement of long-term obligations	11.5	4.2	42.0	4.2	4.2
Acquisition and integration costs	3.1	2.4	8.8	4.4	15.7
Capital improvement capital expenditures	(8.9)	(10.7)	(15.3)	(18.2)	(46.8)
Corporate capital expenditures	(10.2)	(16.8)	(13.9)	(26.0)	(58.1)
AFFO(b)(c)(d)(e)(f)	$392.5	$342.4	$787.6	$708.1	$1,436.6

(a)
Exclusive of income (loss) from discontinued operations and related noncontrolling interest of $988 million, $1.0 billion and $1.0 billion for the three months ended June 30, 2015, six months ended June 30, 2015 and twelve months ended December 31, 2015, respectively.

(b)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(d)
Diluted weighted-average common shares outstanding were 338.6 million, 333.8 million, 336.7 million, 333.7 million and 334.1 million for the three months ended June 30, 2016 and 2015, the six months ended June 30, 2016 and 2015 and the twelve months ended December 31, 2015. The diluted weighted-average common shares outstanding assumes no conversion of preferred stock in the share count.

(e)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(f)	Attributable to CCIC common stockholders.

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News Release continued:	Page 10

Reconciliation of Current Outlook for FFO and AFFO:

	Q3 2016			Full Year 2016
(in millions)	Outlook			Outlook
Net income	$91	to	$111	$318	to	$358
Real estate related depreciation, amortization and accretion	$269	to	$282	$1,083	to	$1,104
Asset write-down charges	$9	to	$11	$35	to	$45
Dividends on preferred stock	$(11)	to	$(11)	$(44)	to	$(44)
FFO(a)(b)(c)(d)(e)	$375	to	$380	$1,421	to	$1,441

FFO (from above)	$375	to	$380	$1,421	to	$1,441
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(13)	to	$(8)	$(56)	to	$(41)
Straight-lined expense	$21	to	$26	$85	to	$100
Stock-based compensation expense	$21	to	$23	$93	to	$98
Non-cash portion of tax provision	$1	to	$6	$3	to	$18
Non-real estate related depreciation, amortization and accretion	$6	to	$8	$24	to	$29
Amortization of non-cash interest expense	$3	to	$6	$12	to	$18
Other (income) expense	$(1)	to	$2	$4	to	$6
Gains (losses) on retirement of long-term obligations	$0	to	$0	$42	to	$42
Acquisition and integration costs	$3	to	$6	$14	to	$19
Capital improvement capital expenditures	$(13)	to	$(11)	$(41)	to	$(36)
Corporate capital expenditures	$(14)	to	$(12)	$(43)	to	$(38)
AFFO(a)(b)(c)(d)(e)	$400	to	$405	$1,595	to	$1,615

(a)
The assumption for third quarter 2016 diluted weighted-average shares outstanding is approximately 339 million shares, based on diluted shares outstanding as of June 30, 2016. The assumption for Full year 2016 diluted weighted-average shares outstanding is 341 million, based on (1) diluted shares outstanding as of June 30, 2016 and (2) the assumed conversion of the mandatory convertible preferred stock in November 2016.

(b)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	Attributable to CCIC common stockholders.

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News Release continued:	Page 11

For Comparative Purposes - Reconciliation of Previous Outlook for Adjusted EBITDA:

	Previously Issued			Previously Issued
	Q2 2016			Full Year 2016
(in millions)	Outlook			Outlook
Net income (loss)	$82	to	$115	$325	to	$424
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$33	to	$43
Acquisition and integration costs	$3	to	$6	$15	to	$20
Depreciation, amortization and accretion	$270	to	$275	$1,084	to	$1,104
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$20	to	$22
Interest expense and amortization of deferred financing costs	$128	to	$133	$513	to	$533
Gains (losses) on retirement of long-term obligations	$0	to	$0	$31	to	$31
Interest income	$(2)	to	$0	$(3)	to	$(1)
Other income (expense)	$(5)	to	$(2)	$(8)	to	$(6)
Benefit (provision) for income taxes	$5	to	$9	$16	to	$24
Stock-based compensation expense	$21	to	$23	$93	to	$98
Adjusted EBITDA(a)	$543	to	$548	$2,193	to	$2,218

(a)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

For Comparative Purposes - Reconciliation of Previous Outlook for FFO and AFFO:

	Previously Issued			Previously Issued
	Q2 2016			Full Year 2016
(in millions)	Outlook			Outlook
Net income	$82	to	$115	$325	to	$424
Real estate related depreciation, amortization and accretion	$265	to	$268	$1,060	to	$1,075
Asset write-down charges	$9	to	$11	$33	to	$43
Dividends on preferred stock	$(11)	to	$(11)	$(44)	to	$(44)
FFO(a)(b)(c)(e)	$363	to	$368	$1,428	to	$1,453

FFO (from above)	$363	to	$368	$1,428	to	$1,453
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(20)	to	$(15)	$(54)	to	$(39)
Straight-line expense	$21	to	$26	$84	to	$99
Stock-based compensation expense	$21	to	$23	$93	to	$98
Non-cash portion of tax provision	$0	to	$5	$4	to	$19
Non-real estate related depreciation, amortization and accretion	$5	to	$7	$24	to	$29
Amortization of non-cash interest expense	$3	to	$6	$14	to	$20
Other (income) expense	$(5)	to	$(2)	$(8)	to	$(6)
Gains (losses) on retirement of long-term obligations	$0	to	$0	$31	to	$31
Acquisition and integration costs	$3	to	$6	$15	to	$20
Capital improvement capital expenditures	$(7)	to	$(5)	$(46)	to	$(41)
Corporate capital expenditures	$(11)	to	$(9)	$(34)	to	$(29)
AFFO(a)(b)(c)(e)	$389	to	$394	$1,585	to	$1,610

(a)
Previously issued second quarter 2016 outlook assumes diluted shares outstanding as of March 31, 2016 of approximately 338 million shares. Previously issued full year 2016 outlook assumes diluted shares outstanding of approximately 340 million shares, inclusive of the assumed conversion of the mandatory convertible preferred stock in November 2016.

(b)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	Attributable to CCIC common stockholders.

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News Release continued:	Page 12

The components of changes in site rental revenues for the quarters ended June 30, 2016 and 2015 are as follows:

	Three Months Ended June 30,
(in millions)	2016	2015
Components of changes in site rental revenues(f):
Prior year site rental revenues exclusive of straight-line associated with fixed escalators(a)(c)	$706	$661

New leasing activity(a)(c)	44	43
Escalators	23	22
Non-renewals	(18)	(26)
Organic Contribution to Site Rental Revenues(d)	49	39
Straight-lined revenues associated with fixed escalators	16	31
Acquisitions and builds(b)	34	6
Other	—	—
Total GAAP site rental revenues	$805	$737

Year-over-year changes in revenue:
Reported GAAP site rental revenues	9.2%
Organic Contribution to Site Rental Revenues(d)(e)	6.9%

(a)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(b)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures and Other Calculations" herein.

(e)
Calculated as the percentage change from prior year site rental revenues exclusive of straight-line associated with fixed escalations compared to Organic Contribution to Site Rental Revenues for the current period.

(f)
Additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

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CrownCastle.com

News Release continued:	Page 13

The components of the changes in site rental revenues for the year ending December 31, 2016 is forecasted as follows:

	Midpoint of Full Year
(in millions)	2016 Outlook	Full Year 2015
Components of changes in site rental revenues(f):
Prior year site rental revenues exclusive of straight-line associated with fixed escalators(a)(c)	$2,907	$2,678

New leasing activity(a)(c)	170	171
Escalators	89	91
Non-renewals	(77)	(96)
Organic Contribution to Site Rental Revenues(d)	182	166
Straight-lined revenues associated with fixed escalators	48	111
Acquisitions and builds(b)	86	63
Other	—	—
Total GAAP site rental revenues	$3,223	$3,018

Year-over-year changes in revenue:
Reported GAAP site rental revenues	6.8%
Organic Contribution to Site Rental Revenues(d)(e)	6.3%

(a)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(b)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures and Other Calculations" herein.

(e)
Calculated as the percentage change from prior year site rental revenues exclusive of straight-lined associated with fixed escalations compared to Organic Contribution to Site Rental Revenues for the current period.

(f)
Additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

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CrownCastle.com

News Release continued:	Page 14

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	For the Three Months Ended
(in millions)	June 30, 2016	June 30, 2015
Interest expense on debt obligations	$125.6	$122.4
Amortization of deferred financing costs and adjustments on long-term debt, net	4.8	5.2
Amortization of interest rate swaps(a)	—	7.5
Other, net	(1.0)	(0.6)
Interest expense and amortization of deferred financing costs	$129.4	$134.5

(a)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Q3 2016			Full Year 2016
(in millions)	Outlook			Outlook
Interest expense on debt obligations	$125	to	$127	$496	to	$506
Amortization of deferred financing costs and adjustments on long-term debt, net	$4	to	$6	$18	to	$20
Other, net	$(1)	to	$(1)	$(5)	to	$(3)
Interest expense and amortization of deferred financing costs	$127	to	$132	$508	to	$528

Debt balances and maturity dates as of June 30, 2016 are as follows:

(in millions)	Face Value	Final Maturity
Revolver	$435.0	Jan. 2021
Senior Unsecured Term Loan A	1,987.5	Jan. 2021
3.400% Senior Notes	850.0	Feb. 2021
4.450% Senior Notes	900.0	Feb. 2026
3.700% Senior Notes	750.0	June 2026
4.875% Senior Notes	850.0	Apr. 2022
5.25% Senior Notes	1,650.0	Jan. 2023
2.381% Secured Notes	500.0	Dec. 2017
3.849% Secured Notes	1,000.0	Apr. 2023
Senior Secured Notes, Series 2009-1(a)	62.0	Aug. 2019
Senior Secured Notes, Series 2009-2(a)	70.0	Aug. 2029
Senior Secured Tower Revenue Notes, Series 2010-3(b)	1,250.0	Jan. 2040
Senior Secured Tower Revenue Notes, Series 2010-6(b)	1,000.0	Aug. 2040
Senior Secured Tower Revenue Notes, Series 2015-1(b)	300.0	May 2042
Senior Secured Tower Revenue Notes, Series 2015-2(b)	700.0	May 2045
Capital Leases and Other Obligations	216.2	Various
Total Debt	$12,520.6
Less: Cash and Cash Equivalents(c)	$202.3
Net Debt	$12,318.3

(a)
The Senior Secured Notes, Series 2009-1 principal amortizes during the period beginning January 2010 and ending in 2019 and the Senior Secured Notes, 2009-2 principal amortizes during the period beginning in 2019 and ending in 2029.

(b)
The Senior Secured Tower Revenue Notes, Series 2010-3 and 2010-6 have anticipated repayment dates in 2020. The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively.

(c)	Excludes restricted cash.

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CrownCastle.com

News Release continued:	Page 15

Net Debt to Last Quarter Annualized Adjusted EBITDA is computed as follows:

(in millions)	For the Three Months Ended June 30, 2016
Total face value of debt	$12,520.6
Ending cash and cash equivalents(a)	202.3
Total Net Debt	$12,318.3

Adjusted EBITDA for the three months ended June 30, 2016	$549.7
Last quarter annualized adjusted EBITDA	2,198.7
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.6	x

(a)	Excludes restricted cash.

Components of Capital Expenditures:

	For the Three Months Ended
(in millions)	June 30, 2016				June 30, 2015
	Towers	Small Cells	Other	Total	Towers	Small Cells	Other	Total
Discretionary:
Purchases of land interests	$19.1	$—	$—	$19.1	$28.3	$—	$—	$28.3
Wireless infrastructure construction and improvements	75.9	85.4	—	161.3	110.5	53.0	—	163.5
Sustaining:
Capital improvement and corporate	9.1	2.1	7.9	19.1	19.1	2.3	6.0	27.4
Total	$104.1	$87.5	$7.9	$199.5	$157.9	$55.3	$6.0	$219.2

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 16

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include our Outlook and plans, projections, and estimates regarding (1) potential benefits, returns and shareholder value which may be derived from our business, assets, investments, dividends and acquisitions, including on a long-term basis, (2) our strategy and strategic position and strength of our business, (3) carrier network investments and upgrades, and the benefits which may be derived therefrom, (4) demand for wireless connectivity and the benefits which may be derived therefrom, (5) our dividends, including our dividend plans, the amount and growth of our dividends, (6) leasing activity, (7) our investments, including in small cells, and the potential growth, returns and benefits therefrom, (8) demand for our wireless infrastructure and services, (9) our growth and long-term prospects, (10) tenant non-renewals, including the impact and timing thereof, (11) capital expenditures, including sustaining capital expenditures, (12) straight-line adjustments, (13) tower acquisitions and builds, (14) expenses, (15) site rental revenues, (16) site rental cost of operations, (17) site rental gross margin and network services gross margin, (18) cash flows, (19) net income (loss), (20) Adjusted EBITDA, (21) interest expense and amortization of deferred financing costs, (22) FFO, (23) AFFO, (24) Organic Contribution to Site Rental Revenues and Organic Contribution to Site Rental Revenue growth, (25) our common shares outstanding, including on a diluted basis, and (26) the utility of certain financial measures, including non-GAAP financial measures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions prevailing market conditions and the following:

•
Our business depends on the demand for our wireless infrastructure, driven primarily by demand for wireless connectivity, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in carrier network investment may materially and adversely affect our business (including reducing demand for new tenant additions and network services).

•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues or reduce demand for our wireless infrastructure and network services.

•
The business model for our small cell operations contains differences from our traditional site rental business, resulting in different operational risks. If we do not successfully operate that business model or identify or manage those operational risks, such operations may produce results that are less than anticipated.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and 4.50% Mandatory Convertible Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	As a result of competition in our industry, we may find it more difficult to achieve favorable rental rates on our new or renewing tenant leases.

•	New technologies may reduce demand for our wireless infrastructure or negatively impact our revenues.

•
The expansion and development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.

•	If we fail to retain rights to our wireless infrastructure, including the land interests under our towers, our business may be adversely affected.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

•
Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be vulnerable to security breaches that could adversely affect our business, operations, and reputation.

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CrownCastle.com

News Release continued:	Page 17

•
Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•
Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the US Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•
Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•
If we fail to pay scheduled dividends on the 4.50% Mandatory Convertible Preferred Stock, in cash, common stock or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

•
We have limited experience operating as a REIT. Our failure to successfully operate as a REIT may adversely affect our financial condition, cash flow, the per share trading price of our common stock, or our ability to satisfy debt service obligations.

•	REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. As used in this release, the term "including," and any variation thereof, means "including without limitation."

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 18

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands, except share amounts)

	June 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$202,338	$178,810
Restricted cash	132,119	130,731
Receivables, net	229,015	313,296
Prepaid expenses	145,205	133,194
Other current assets	116,114	225,214
Total current assets	824,791	981,245
Deferred site rental receivables	1,333,790	1,306,408
Property and equipment, net	9,670,358	9,580,057
Goodwill	5,744,681	5,513,551
Other intangible assets, net	3,779,957	3,779,915
Long-term prepaid rent and other assets, net	806,673	775,790
Total assets	$22,160,250	$21,936,966

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$143,082	$159,629
Accrued interest	96,939	66,975
Deferred revenues	364,010	322,623
Other accrued liabilities	178,764	199,923
Current maturities of debt and other obligations	100,345	106,219
Total current liabilities	883,140	855,369
Debt and other long-term obligations	12,325,859	12,043,740
Other long-term liabilities	2,002,944	1,948,636
Total liabilities	15,211,943	14,847,745
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: June 30, 2016—337,562,378 and December 31, 2015—333,771,660	3,375	3,338
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: June 30, 2016 and December 31, 2015—9,775,000; aggregate liquidation value: June 30, 2016 and December 31, 2015—$977,500	98	98
Additional paid-in capital	9,894,921	9,548,580
Accumulated other comprehensive income (loss)	(4,006)	(4,398)
Dividends/distributions in excess of earnings	(2,946,081)	(2,458,397)
Total equity	6,948,307	7,089,221
Total liabilities and equity	$22,160,250	$21,936,966

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News Release continued:	Page 19

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net revenues:
Site rental	$804,600	$737,091	$1,603,893	$1,468,471
Network services and other	157,809	162,346	292,899	331,437
Net revenues	962,409	899,437	1,896,792	1,799,908
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	252,852	237,031	505,472	469,244
Network services and other	95,867	89,400	176,838	176,318
General and administrative	91,386	73,125	188,967	147,181
Asset write-down charges	11,952	3,620	19,912	12,175
Acquisition and integration costs	3,141	2,377	8,779	4,393
Depreciation, amortization and accretion	276,026	253,153	553,901	504,959
Total operating expenses	731,224	658,706	1,453,869	1,314,270
Operating income (loss)	231,185	240,731	442,923	485,638
Interest expense and amortization of deferred financing costs	(129,362)	(134,466)	(255,740)	(268,905)
Gains (losses) on retirement of long-term obligations	(11,468)	(4,181)	(42,017)	(4,157)
Interest income	105	325	279	381
Other income (expense)	(518)	59,973	(3,791)	59,724
Income (loss) from continuing operations before income taxes	89,942	162,382	141,654	272,681
Benefit (provision) for income taxes	(3,884)	4,144	(7,756)	5,579
Income (loss) from continuing operations	86,058	166,526	133,898	278,260
Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	987,852	—	1,001,230
Net income (loss)	86,058	1,154,378	133,898	1,279,490
Less: Net income (loss) attributable to the noncontrolling interest	—	1,018	—	3,343
Net income (loss) attributable to CCIC stockholders	86,058	1,153,360	133,898	1,276,147
Dividends on preferred stock	(10,997)	(10,997)	(21,994)	(21,994)
Net income (loss) attributable to CCIC common stockholders	$75,061	$1,142,363	$111,904	$1,254,153

Net income (loss) attributable to CCIC common stockholders, per common share:
Income (loss) from continuing operations, basic	$0.22	$0.47	$0.33	$0.77
Income (loss) from discontinued operations, basic	$—	$2.96	$—	$3.00
Net income (loss) attributable to CCIC common stockholders, basic	$0.22	$3.43	$0.33	$3.77
Income (loss) from continuing operations, diluted	$0.22	$0.47	$0.33	$0.77
Income (loss) from discontinued operations, diluted	$—	$2.95	$—	$2.99
Net income (loss) attributable to CCIC common stockholders, diluted	$0.22	$3.42	$0.33	$3.76

Weighted-average common shares outstanding (in thousands):
Basic	337,560	333,091	335,857	332,902
Diluted	338,609	333,773	336,658	333,665

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News Release continued:	Page 20

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss) from continuing operations	$133,898	$278,260
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	553,901	504,959
Gains (losses) on retirement of long-term obligations	42,017	4,157
Gains (losses) on settled swaps	2,608	(54,475)
Amortization of deferred financing costs and other non-cash interest	7,993	23,804
Stock-based compensation expense	40,135	30,131
Asset write-down charges	19,912	12,175
Deferred income tax benefit (provision)	3,947	(10,170)
Other adjustments, net	(936)	(6,328)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	91,321	131,661
Decrease (increase) in assets	23,385	4,704
Net cash provided by (used for) operating activities	918,181	918,878
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(493,932)	(64,725)
Capital expenditures	(392,997)	(420,883)
Net receipts from settled swaps	8,141	54,475
Other investing activities, net	1,854	(8,080)
Net cash provided by (used for) investing activities	(876,934)	(439,213)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	4,501,206	1,000,000
Principal payments on debt and other long-term obligations	(43,838)	(53,718)
Purchases and redemptions of long-term debt	(3,536,362)	(1,069,337)
Borrowings under revolving credit facility	3,030,000	450,000
Payments under revolving credit facility	(3,720,000)	(1,145,000)
Payments for financing costs	(35,604)	(16,348)
Net proceeds from issuance of capital stock	323,798	—
Purchases of capital stock	(24,460)	(29,490)
Dividends/distributions paid on common stock	(597,846)	(547,371)
Dividends paid on preferred stock	(21,994)	(21,994)
Net (increase) decrease in restricted cash	(6,089)	9,093
Net cash provided by (used for) financing activities	(131,189)	(1,424,165)
Net increase (decrease) in cash and cash equivalents - continuing operations	(89,942)	(944,500)
Discontinued operations:
Net cash provided by (used for) operating activities	—	4,881
Net cash provided by (used for) investing activities	113,150	1,103,577
Net increase (decrease) in cash and cash equivalents - discontinued operations	113,150	1,108,458
Effect of exchange rate changes	320	(969)
Cash and cash equivalents at beginning of period	178,810	175,620	(a)
Cash and cash equivalents at end of period	$202,338	$338,609
Supplemental disclosure of cash flow information:
Interest paid	217,783	244,977
Income taxes paid	10,186	8,489
________________

(a)	Inclusive of cash and cash equivalents included in discontinued operations.

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News Release continued:	Page 21

CROWN CASTLE INTERNATIONAL CORP. SEGMENT OPERATING RESULTS (UNAUDITED) (in thousands)

SEGMENT OPERATING RESULTS
	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$705,716	$98,884		$804,600	$678,306	$58,785		$737,091
Segment network services and other revenue	142,053	15,756		157,809	150,732	11,614		162,346
Segment revenues	847,769	114,640		962,409	829,038	70,399		899,437
Segment site rental cost of operations	210,444	34,165		244,609	207,037	22,856		229,893
Segment network services and other cost of operations	81,922	12,423		94,345	77,671	10,367		88,038
Segment cost of operations(a)	292,366	46,588		338,954	284,708	33,223		317,931
Segment site rental gross margin(b)	495,272	64,719		559,991	471,269	35,929		507,198
Segment network services and other gross margin(b)	60,131	3,333		63,464	73,061	1,247		74,308
Segment general and administrative expenses(a)	22,505	15,718	35,563	73,786	22,529	7,910	30,141	60,580
Segment operating profit(b)	532,898	52,334	(35,563)	549,669	521,801	29,266	(30,141)	520,926
Stock-based compensation expense			21,998	21,998			15,975	15,975
Depreciation, amortization and accretion			276,026	276,026			253,153	253,153
Interest expense and amortization of deferred financing costs			129,362	129,362			134,466	134,466
Other (income) expenses to reconcile to income (loss) from continuing operations before income taxes(c)			32,341	32,341			(45,050)	(45,050)
Income (loss) from continuing operations before income taxes				$89,942				$162,382

(a)
Segment cost of operations exclude (1) stock-based compensation expense of $4.4 million and $3.4 million for the three months ended June 30, 2016 and 2015, respectively and (2) prepaid lease purchase price adjustments of $5.4 million and $5.1 million for the three months ended June 30, 2016 and 2015, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $17.6 million and $12.5 million for the three months ended June 30, 2016 and 2015, respectively.

(b) See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network service and other gross margin and segment operating profit.

(c)
Other (income) expenses to reconcile to income (loss) from continuing operations before income taxes includes losses on retirement of long-term obligations of approximately $11.5 million and a gain on swaps of approximately $59.8 million for the three months ended June 30, 2016 and 2015, respectively.

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News Release continued:	Page 22

SEGMENT OPERATING RESULTS
	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$1,408,555	$195,338		$1,603,893	$1,353,213	$115,258		$1,468,471
Segment network services and other revenue	267,063	25,836		292,899	307,117	24,320		331,437
Segment revenues	1,675,618	221,174		1,896,792	1,660,330	139,578		1,799,908
Segment site rental cost of operations	415,009	71,648		486,657	411,670	43,369		455,039
Segment network services and other cost of operations	151,911	20,458		172,369	153,862	19,821		173,683
Segment cost of operations(a)	566,920	92,106		659,026	565,532	63,190		628,722
Segment site rental gross margin(b)	993,546	123,690		1,117,236	941,543	71,889		1,013,432
Segment network services and other gross margin(b)	115,152	5,378		120,530	153,255	4,499		157,754
Segment general and administrative expenses(a)	46,104	31,240	71,635	148,979	45,251	15,470	60,240	120,961
Segment operating profit(b)	1,062,594	97,828	(71,635)	1,088,787	1,049,547	60,918	(60,240)	1,050,225
Stock-based compensation expense			52,703	52,703			32,816	32,816
Depreciation, amortization and accretion			553,901	553,901			504,959	504,959
Interest expense and amortization of deferred financing costs			255,740	255,740			268,905	268,905
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(c)			84,789	84,789			(29,136)	(29,136)
Income (loss) from continuing operations before income taxes				$141,654				$272,681

(a)
Segment cost of operations exclude (1) stock-based compensation expense of $12.7 million and $6.6 million for the six months ended June 30, 2016 and 2015, respectively and (2) prepaid lease purchase price adjustments of $10.6 million and $10.2 million for the six months ended June 30, 2016 and 2015, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $40.0 million and $26.2 million for the six months ended June 30, 2016 and 2015, respectively.

(b) See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network service and other gross margin and segment operating profit.

(c)
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes includes losses on retirement of long-term obligations of approximately $42.0 million and a gain on swaps of approximately $59.8 million for the six months ended June 30, 2016 and 2015, respectively.

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